As filed with the Securities and Exchange Commission on May 15, 2017

Registration No. 033-2636

Registration No. 033-33061

Registration No. 033-33108

Registration No. 033-50804

Registration No. 033-87778

Registration No. 033-58991

Registration No. 333-37371

Registration No. 333-37369

Registration No. 333-69381

Registration No. 333-31120

Registration No. 333-48226

Registration No. 333-55082

Registration No. 333-96967

Registration No. 333-138839

Registration No. 333-145741

Registration No. 333-170417

Registration No. 333-179730

Registration No. 333-198840

Registration No. 333-198841

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8 Registration No. 033-2636

Form S-8 Registration No. 033-33061

Form S-8 Registration No. 033-33108

Form S-8 Registration No. 033-50804

Form S-8 Registration No. 033-87778

Form S-8 Registration No. 033-58991

Form S-8 Registration No. 333-37371

Form S-8 Registration No. 333-37369

Form S-8 Registration No. 333-69381

Form S-8 Registration No. 333-31120

Form S-8 Registration No. 333-48226

Form S-8 Registration No. 333-55082

Form S-8 Registration No. 333-96967

Form S-8 Registration No. 333-138839

Form S-8 Registration No. 333-145741

Form S-8 Registration No. 333-170417

Form S-8 Registration No. 333-179730

Form S-8 Registration No. 333-198840

Form S-8 Registration No. 333-198841

UNDER

THE SECURITIES ACT OF 1933

Exar Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5966 La Place Court, Suite 100

Carlsbad, California

(Address of principal executive offices) (Zip code)

Startech Semiconductor, Inc. 1993 Incentive Stock Option Plan and Options issued outside of 1993 Stock Option Plan

1991 Employee Stock Option Plan

1984 Incentive Stock Option Plan

1986 Directors’ Stock Option Plan

1989 Employee Stock Participation Plan

1991 Non-Employee Directors’ Stock Option Plan

1991 Stock Option Plan

1996 Non-Employee Directors’ Stock Option Plan

1997 Equity Incentive Plan

2000 Equity Incentive Plan, as Amended and Restated

Exar Corporation 2006 Equity Incentive Plan

Sipex Corporation 2006 Equity Incentive Plan

Sipex Corporation Amended and Restated 2002 Nonstatutory Stock Option Plan

Sipex Corporation 2000 Non-Qualified Stock Option Plan

Sipex Corporation 1999 Stock Plan

Sipex Corporation 1997 Stock Option Plan

Sipex Corporation Stand-Alone Option Agreements

Exar Corporation Inducement Option Agreement

Stock Options assumed under the Exar Corporation 2006 Equity Incentive Plan

Exar Corporation 2014 Equity Incentive Plan

(Full title of the plan)

Kishore Seendripu, Ph.D.

Chief Executive Officer and President

5966 La Place Court, Suite 100

Carlsbad, California

(760) 692-0711

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Robert F. Kornegay

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, California 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements of Exar Corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

File No.	Date Originally Filed with the SEC	Name of Equity Plan or Agreement	Shares of Common Stock (#)
033-2636	January 10, 1986	1984 Incentive Stock Option Plan	800,000
033-33061	January 19, 1990	1989 Employee Stock Participation Plan 1984 Incentive Stock Option Plan	1,700,000
033-33108	January 22, 1990	1986 Directors’ Stock Option Plan	60,000
033-50804	August 14, 1992	1986 Directors’ Stock Option Plan 1991 Non-Employee Directors’ Stock Option Plan 1991 Stock Option Plan	1,847,409
033-87778	December 22, 1994	1991 Non-Employee Directors’ Stock Option Plan 1991 Stock Option Plan	427,500
033-58991	May 2, 1995	Assumed Options under Startech Semiconductor, Inc. 1993 Incentive Stock Option Plan and Options issued outside of 1993 Stock Option Plan	143,425
333-37371	October 7, 1997	1991 Employee Stock Option Plan	300,000
333-37369	October 7, 1997	1996 Non-Employee Directors’ Stock Option Plan and 1997 Equity Incentive Plan	975,000
333-69381	December 21, 1998	1997 Equity Incentive Plan and 1996 Non-Employee Directors’ Stock Option Plan	550,000
333-31120	February 25, 2000	1997 Equity Incentive Plan	450,000
333-48226	October 19, 2000	2000 Equity Incentive Plan	1,000,000
333-55082	February 6, 2001	2000 Equity Incentive Plan	2,200,000
333-96967	July 23, 2002	2000 Equity Incentive Plan, as Amended and Restated	1,500,000
333-138839	November 20, 2006	Exar Corporation 2006 Equity Incentive Plan	2,800,000
333-145741	August 28, 2007	Sipex Corporation 2006 Equity Incentive Plan	500,925
333-145741	August 28, 2007	Sipex Corporation Amended and Restated 2002 Nonstatutory Stock Option Plan	375,785
333-145741	August 28, 2007	Sipex Corporation 2000 Non-Qualified Stock Option Plan	137,103
333-145741	August 28, 2007	Sipex Corporation 1999 Stock Plan	347,271
333-145741	August 28, 2007	Sipex Corporation 1997 Stock Option Plan	245,024
333-145741	August 28, 2007	Sipex Corporation Stand-Alone Option Agreements	1,076,172
333-170417	November 5, 2010	Exar Corporation 2006 Equity Incentive Plan	5,500,000
333-179730	February 27, 2012	Exar Corporation Inducement Option Agreement	1,200,000
333-198840	September 19, 2014	Stock Options assumed under the Exar Corporation 2006 Equity Incentive Plan	1,477,750
333-198841	September 19, 2014	Exar Corporation 2014 Equity Incentive Plan	5,170,000

On March 28, 2017, MaxLinear, Inc., a Delaware corporation (“MaxLinear”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and MaxLinear’s wholly-owned subsidiary, Eagle Acquisition Corporation, a Delaware corporation (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving entity. The Merger became effective on May 12, 2017, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertaking contained in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this post-effective amendment to deregister all of such securities of the Company registered under the Registration Statements that remained unsold as of the effective time of the Merger, if any. The Company hereby removes and withdraws from registration any and all securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 15, 2017.

EXAR CORPORATION

By:	/s/ Kishore Seendripu, Ph.D.
Kishore Seendripu, Ph.D.
President and Chief Executive Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.

3